Green Brick Partners, Inc. 8-K

EXHIBIT 10.4

THIRD AMENDMENT dated as of September 1, 2017 (this “Agreement”) by and among GREEN BRICK PARTNERS, INC. (the “Borrower”), the LENDERS party hereto, the NEW LENDERS party hereto, FLAGSTAR BANK, FSB (“Flagstar”), in its capacity as the successor administrative agent (the “Successor Administrative Agent”), and CITIBANK, N.A. (“Citibank”), in its capacity as the existing administrative agent (the “Existing Administrative Agent”), to the CREDIT Agreement dated as of December 15, 2015 (as amended by the First Amendment, dated as of August 31, 2016, and the Second Amendment, dated as of December 1, 2016, as in effect prior to the effectiveness of this Agreement, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and the Existing Administrative Agent.

WHEREAS the Lenders have agreed to extend credit to the Borrower under the Credit Agreement on the terms and subject to the conditions set forth therein; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS the Borrower and the Lenders party hereto desire that certain provisions of the Credit Agreement be amended as provided herein (as so amended, the “Amended Credit Agreement”); and

WHEREAS Citibank wishes to resign as the Existing Administrative Agent under the Credit Agreement and the other Loan Documents and this Agreement shall be deemed to constitute the notice of resignation of Citibank in such capacity in accordance with Section 8.06 of the Credit Agreement, and the Required Lenders wish to appoint Flagstar as, and Flagstar wishes to accept its appointment as, the Successor Administrative Agent pursuant to this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)

Schedule I to the Credit Agreement shall be replaced with Schedule I attached hereto, which reflects the Revolving Credit Commitments of all Lenders after giving effect to the new Revolving Credit Commitments established on the Amendment Effective Date as set forth on Schedule II hereto (such new Revolving Credit Commitments, the “New Commitments”).

(b)

Clause (a) of the definition of “Base Rate” shall be replaced in its entirety as follows:

“the rate of interest announced publicly by the Wall Street Journal as the “Wall Street prime rate;”

(c)

The first sentence of Section 2.21 up to, but excluding, the first “provided that” shall be restated as follows:

“The Borrower may, at its option, at any time or from time to time prior to the Termination Date, increase the Revolving Credit Commitments by up to $70,000,000 to an aggregate principal amount not to exceed $200,000,000 by requesting the existing Lenders or new lenders to commit to any such increase;”

(d)        Section 9.02(a)(ii), and any comparable notice provision in any other Loan Document, shall be replaced in its entirety as follows:

“if to the Agent, to Flagstar Bank, FSB at 5151 Corporate Drive, MS E-203-4, Troy, MI 48098 (Facsimile: 800-541-3585; Email: BFGops@flagstar.com);”

SECTION 2. Revolving Credit Commitments. (a) As of the Amendment Effective Date, each Lender shall have a Revolving Credit Commitment in the amount set forth opposite such Lender’s name on Schedule I hereto and the aggregate principal amount of the Revolving Credit Commitments shall be $130,000,000.

(b) The New Commitments and the Revolving Credit Advances made thereunder shall have the terms applicable to the Revolving Credit Commitments in effect on the Amendment Effective Date and the Revolving Credit Advances and other extensions of credit made thereunder. On the Amendment Effective Date, each Lender providing New Commitments pursuant to this Agreement (each, a “New Lender”) shall become a Lender under the Amended Credit Agreement having the Revolving Credit Commitment set forth opposite its name on Schedule I attached hereto and shall be bound by the obligations in the Amended Credit Agreement as a Lender and entitled to the benefits of the Amended Credit Agreement, effective as of the Amendment Effective Date.

(c)

On the Amendment Effective Date, each Lender shall fund its pro rata share (calculated after giving effect to the New Commitments) of the Revolving Credit Advances that are outstanding immediately prior to the Amendment Effective Date.

(d)

The Successor Administrative Agent hereby consents to this Agreement and confirms that each Lender set forth on Schedule I is acceptable to it.

(e)

Each New Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Successor Administrative Agent or any Class of Lenders on or prior to the Amendment Effective Date (it being understood and agreed that by delivering its signature page to this Agreement, each such New Lender need not execute a separate New Lender Supplement).

SECTION 3. Resignation and Appointment of Administrative Agent.

(a)

Pursuant to Section 8.06 of the Credit Agreement, (i) the Required Lenders and the Borrower hereby accept the resignation of the Existing Administrative Agent as the Administrative Agent under the Loan Documents, (ii) the Required Lenders hereby appoint, and the Borrower hereby consents to the appointment of, Flagstar to act as the Successor Administrative Agent under the Loan Documents, (iii) Flagstar hereby accepts its appointment as Successor Administrative Agent and (iv) each of the parties hereto waives any applicable notice or consent requirements under the Loan Documents with respect to the actions described in the immediately preceding clauses (i), (ii) and (iii), in each case effective as of the Amendment Effective Date. Until the Amendment Effective Date, the Existing Administrative Agent continues to have full authority to act as Administrative Agent in accordance with the terms of the Credit Agreement and the other Loan Documents.

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(b)

In connection with the resignation referred to in Section 3(a) above, the parties hereto acknowledge and agree that:

(i) the Successor Administrative Agent succeeds to the rights and obligations of the Existing Administrative Agent under the Loan Documents and becomes vested with all of the rights, powers, privileges and duties of the Existing Administrative Agent under each of the Loan Documents, and all provisions of Article VIII of the Credit Agreement shall be applicable to the Successor Administrative Agent; and the Existing Administrative Agent is discharged from all of its duties and obligations as the Administrative Agent under the Loan Documents, in each case as of the Amendment Effective Date, except as specifically set forth in this Agreement and except that the Existing Administrative Agent shall distribute the interest and commitment fees that it receives pursuant to Section 5(h) to the Lenders entitled thereto;

(ii) the Borrower shall indemnify the Existing Administrative Agent and each Related Party (each such Person, an “Indemnitee”) against, and hold each Indemnitee harmless from any and all losses, claims, damages, costs, expenses (including reasonable fees, out-of-pocket disbursements and other charges of counsel to the Indemnitees) and liabilities incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of the performance by the Existing Administrative Agent or its representatives of its obligations hereunder or the compliance with any instructions provided by the Successor Administrative Agent to the Existing Administrative Agent and any claim, litigation, investigation or proceeding relating to the foregoing; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, costs, expenses or liabilities are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Party;

(iii) each of the Borrower, any other Loan Party, the Successor Administrative Agent and the Lenders (including each New Lender) hereby irrevocably waives any and all claims, suits, debts, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which any of them might have or claim to have against the Existing Administrative Agent, any of its sub-agents or any Related Party (collectively, the “Released Parties”) of any of the foregoing, arising out of, in any way connected with or as a result of, this Agreement, the Credit Agreement or any other Loan Document (in the case of the Credit Agreement or the other Loan Documents, arising after the date of this Agreement), including, without limitation, Citibank’s resignation as Administrative Agent under the Loan Documents and any claim or cause of action with respect to the validity, legality, completeness, sufficiency, collectibility or enforceability of any Loan Document;

(iv) each of the Borrower, any other Loan Party, the Successor Administrative Agent and the Lenders (including each New Lender) hereby further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action, claim or other proceeding against any Release Parties with respect to any and all of the foregoing described waived, released, acquitted and discharged claims; and

(v) each of the Released Parties shall be a third party beneficiary of this Agreement;

provided that, for the avoidance of doubt, the Successor Administrative Agent shall bear no responsibility for any actions taken or omitted to be taken by Citibank while it served as the Existing Administrative Agent under the Loan Documents, and Citibank shall bear no responsibility for any actions taken or omitted to be taken by Flagstar (or its successors) while serving as the Successor Administrative Agent under the Loan Documents.

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(c)

Nothing contained in this Agreement shall affect or limit the provisions of Article VIII of the Credit Agreement, including Section 8.06 thereof.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Borrower hereby represents and warrants to the Successor Administrative Agent, the Existing Administrative Agent and the Lenders (including the New Lenders) that:

(i) This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(ii) On the Amendment Effective Date, and after giving effect to this Agreement, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), as though made on and as of the Amendment Effective Date.

(iii) On and as of the Amendment Effective Date, no event has occurred and is continuing that constitutes a Default or Event of Default.

(iv) After giving effect to the establishment on the Amendment Effective Date of the New Commitments, (A) the Borrower will be in compliance with the covenants set forth in Section 6.01(a), (b), and (c) of the Credit Agreement and (B) the compliance certificate dated as of August 8, 2017 previously delivered to the Existing Administrative Agent by the Borrower remains true and accurate on and as of the Amendment Effective Date.

(b) The Existing Administrative Agent hereby represents and warrants to the Successor Administrative Agent that (i) it has provided the Successor Administrative Agent with the current list of Lenders maintained by the Existing Administrative Agent with respect to the Credit Agreement, which list sets forth the legal name and outstanding Revolving Credit Advances and Revolving Credit Commitments as of September 1, 2017 of such Lenders under the Credit Agreement and accrued and unpaid interest on such Revolving Credit Advances and accrued and unpaid commitment fees for any Unused Commitments, in each case, to (but not including) September 1, 2017, and (ii) it has not recorded any assignments of Revolving Credit Advances or Revolving Credit Commitments since September 1, 2017. The Existing Administrative Agent makes no other representation or warranty of any kind, nature or description under this Agreement, except as expressly set forth in this clause (b).

SECTION 5. Conditions to Effectiveness. This Agreement and the Revolving Credit Commitments shall become effective on the date and at the time (the “Amendment Effective Date”) on which each of the following conditions is first satisfied:

(a)

The Successor Administrative Agent shall have executed this Agreement and shall have received from the Borrower, the Existing Administrative Agent, each New Lender and the Lenders constituting Required Lenders under the Credit Agreement (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Successor Administrative Agent (which may include a facsimile transmission or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b)

The Borrower shall have executed and delivered to the Successor Administrative Agent the agency fee letter dated as of the Amendment Effective Date by and between the Successor Administrative Agent and the Borrower (the “Flagstar Agency Fee Letter”).

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(c)

On such date and after giving effect to this Agreement, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance with the financial covenants set forth in Section 6.01(a), (b), and (c) of the Credit Agreement, (iii) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects; provided that to the extent any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects, and (iv) the Successor Administrative Agent shall have received a certificate, dated as of the Amendment Effective Date and signed by a Financial Officer, confirming compliance with (x) clauses (i), (ii) and (iii) of this Section 5(c) and (ii) the representations and warranties contained in Section 4 above.

(d)

The Successor Administrative Agent shall have received a favorable opinion (addressed to the Successor Administrative Agent and the Lenders (including the Incremental Revolving Lenders)) and dated the Amendment Effective Date) of (i) Mier Law PLLC, counsel for the Loan Parties and (ii) Morris, Manning & Martin, LLP, special Georgia counsel to the Loan Parties, in form and substance reasonably satisfactory to the Successor Administrative Agent.

(e)

The Successor Administrative Agent shall have received certified copies of resolutions of the Board of Directors (or its equivalent) of each Loan Party approving this Agreement and the New Commitments, articles of incorporation and by-laws (or the equivalent) of each Loan Party and certificates of incumbency and good standing (or such other documents and certificates as the Successor Administrative Agent or its counsel may reasonably request in lieu thereof), all in form and substance reasonably satisfactory to the Successor Administrative Agent.

(f)

The Lenders (including the New Lenders) shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(g)

The Successor Administrative Agent shall have received, in immediately available funds, payment of all fees and reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement, the Flagstar Agency Fee Letter or under Section 6 hereof.

(h)

The Existing Administrative Agent shall have received, in immediately available funds, all accrued and unpaid interest on the Revolving Credit Advances and all accrued and unpaid commitment fees for any Unused Commitments, in each case, to (but not including) the Amendment Effective Date.

The Successor Administrative Agent shall notify the Borrower and the Lenders (including the New Lenders) of the Amendment Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the New Lenders to provide New Commitments hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived) at or prior to 5:00 p.m., New York City time, on September 1, 2017 (and, in the event such conditions shall not have been so satisfied or waived, the New Commitments shall terminate at such time).

SECTION 6. Fees and Expenses.

(a)

The Borrower agrees to pay to each New Lender an upfront fee of 0.50% of the aggregate amount of such Lender’s New Commitments as set forth in Schedule II, which fee shall be due and payable on the Amendment Effective Date.

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(b)

The Borrower agrees to reimburse the Successor Administrative Agent for its reasonable out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP.

SECTION 7. Effect of this Agreement. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Successor Administrative Agent, the Existing Administrative Agent or the Lenders under the Credit Agreement, the Amended Credit Agreement and the other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the Amended Credit Agreement in similar or different circumstances. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement, the Amended Credit Agreement and the other Loan Documents.

(b)

At and after the Amendment Effective Date, all of the provisions of the Loan Documents, including, without limitation, Article VIII and Section 9.04 of the Credit Agreement, to the extent they pertain to the Existing Administrative Agent or any Related Party of the Existing Administrative Agent (collectively, the “Indemnified Citibank Parties”), continue in effect in accordance with their terms for the benefit of the Existing Administrative Agent and the other Indemnified Citibank Parties in respect of any liabilities, costs, expenses or other amounts as set forth in the Credit Agreement, arising from or relating to the Loan Documents (including this Agreement) (whether now existing or hereinafter arising in respect of any actions taken or omitted to be taken by any of them on or prior to the Amendment Effective Date and all actions taken by the Existing Administrative Agent pursuant to or in connection with this Agreement) that would be required to be indemnified pursuant to Section 9.04 of the Credit Agreement or any other applicable provisions of the Loan Documents and shall inure to the benefit of the Indemnified Citibank Parties, notwithstanding the resignation of the Existing Administrative Agent at the Amendment Effective Date, and references in said Sections to the Administrative Agent shall be deemed to include Citibank as predecessor Administrative Agent. Any amounts owed or owing to the Existing Administrative Agent under this Agreement or under the Loan Documents, in its capacity as the Existing Administrative Agent, shall constitute “Obligations” for all purposes of the Credit Agreement and the other Loan Documents irrespective of whether such amounts were incurred before or after the Amendment Effective Date and shall be entitled to the priority currently afforded thereto by the terms of the Loan Documents. The parties hereto hereby agree that, for purposes of this Agreement, including, without limitation, the acknowledgement and agreement contained in this clause (b) regarding the continuing benefit of the Loan Documents for the benefit of the Existing Administrative Agent, references to Article VIII and Section 9.04 of the Credit Agreement, including the defined terms used in such provisions, shall be deemed to refer to such provisions or defined terms in the Credit Agreement as they exist on the date hereof, without giving effect to any amendment, waiver or other modification thereof after the Amendment Effective Date that is in any manner adverse to the Existing Administrative Agent.

SECTION 8. Further Assurances.

(a)

The Borrower and the Existing Administrative Agent agree that, following the Amendment Effective Date, the Existing Administrative Agent shall furnish, at the Borrower’s expense, customary documents and information as may be reasonably requested by the Borrower or the Successor Administrative Agent from time to time in order to effect the matters covered hereby; provided that any document, instrument or agreement to be furnished or executed by, or other action to be taken by, the Existing Administrative Agent shall be reasonably satisfactory to it, and the Existing Administrative Agent shall be reasonably satisfied that the delivery of any information requested of it would not breach any confidentiality restrictions binding on it.

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(b)

In the event that, after the Amendment Effective Date, the Existing Administrative Agent receives any principal, interest or other amount owing to any Lender or the Successor Administrative Agent under any Loan Document, the Existing Administrative Agent agrees that such payment shall be held in trust for the Successor Administrative Agent, and the Existing Administrative Agent shall promptly return without setoff or counterclaim such payment to the Successor Administrative Agent for payment to the Person entitled thereto.

(c)

In the event that, after the Amendment Effective Date, the Successor Administrative Agent receives any principal, interest or other amount owing to the Existing Administrative Agent under any Loan Document, the Successor Administrative Agent agrees that such payment shall be held in trust for the Existing Administrative Agent and the Successor Administrative Agent shall promptly return without setoff or counterclaim such payment to the Existing Administrative Agent.

SECTION 9. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 11. Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 12. Arranger. Flagstar shall act as the sole lead arranger and sole book runner in connection with this Agreement and the transactions contemplated hereby and, for the avoidance of doubt, shall be considered an “Arranger” for all purposes of the Amended Credit Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

green brick partners, inc.

By
/s/ James R. Brickman
	Name:	James R. Brickman
	Title:	Chief Executive Officer

[Signature page to Third Amendment]

CITIBANK, N.A., as Existing Administrative Agent and a Lender

By
/s/ Mike Vondriska
	Name:	Mike Vondriska
	Title:	Vice President

[Signature page to Third Amendment]

FLAGSTAR BANK, FSB, as Successor Administrative Agent, a New Lender and a Lender

By
/s/ John L. Brimberry
	Name:	John L. Brimberry
	Title:	SVP

[Signature page to Third Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a New Lender and a Lender

By
/s/ William O’Daly
	Name:	William O’Daly
	Title:	Authorized Signatory

By
/s/ Karim Rahimtoola
	Name:	Karim Rahimtoola
	Title:	Authorized Signatory

[Signature page to Third Amendment]

REAFFIRMATION

September 1, 2017

Each of the undersigned Loan Parties (which, for the avoidance of doubt, collectively constitute the Loan Parties to the Credit Agreement as of the date hereof) hereby consents to this Agreement and the transactions contemplated thereby. Each of the undersigned Loan Parties further (a) affirms and confirms its respective guarantees, pledges, grants of security interests and other obligations under the Amended Credit Agreement and each of the other Loan Documents to which it is a party, in respect of, and to secure, the Obligations and (b) agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated thereby, the Loan Documents to which it is a party, and such guarantees, pledges, grants of security interests and other obligations thereunder, shall continue to be in full force and effect in accordance with the terms thereof. Borrower reaffirms and acknowledges its obligations to the Successor Administrative Agent with respect to the Loan Documents.

[Signature page follows]

green brick partners, inc.

By
/s/ James R. Brickman
	Name:	James R. Brickman
	Title:	Chief Executive Officer

CB JENI BERKSHIRE PLACE LLC

CB JENI HOMES DFW LLC

JBGL ATLANTA DEVELOPMENT, LLC

JBGL BUILDER FINANCE LLC

JBGL CHATEAU, LLC

JBGL EXCHANGE LLC

JBGL HAWTHORNE, LLC

JBGL KITTYHAWK, LLC

JBGL MUSTANG LLC

JBGL OWNERSHIP LLC

JOHNS CREEK 206, LLC

THE PROVIDENCE GROUP OF GEORGIA, L.L.C.

THE PROVIDENCE GROUP OF GEORGIA CUSTOM HOMES, L.L.C.

CB JENI – BRICK ROW TOWNHOMES, LLC

CB JENI MUSTANG PARK LLC

NORMANDY HOMES LAKESIDE, LLC

NORMANDY HOMES CYPRESS MEADOWS, LLC

TPG Homes, l.l.c.

By
/s/ James R. Brickman
	Name:	James R. Brickman
	Title:	Manager

[Signature Page to Reaffirmation Agreement]

SCHEDULE I

Revolving Credit Commitments

Lenders	Revolving Credit Commitments
Flagstar Bank, FSB	$70,000,000
Citibank, N.A.	$35,000,000
Credit Suisse AG, Cayman Islands Branch	$25,000,000
Total	$130,000,000

SCHEDULE II

New Commitments

New Lender	New Commitment
Flagstar Bank, FSB	$35,000,000
Credit Suisse AG, Cayman Islands Branch	$10,000,000
Total	$45,000,000